Exhibit 3.1
STREAMLINE HEALTH SOLUTIONS, INC.
AMENDMENTS TO BY-LAWS
July 22, 2010
Article II of the Company’s By-Laws was amended to add the following new sections:
Section 11. Notice of Nominations for Election to the Board of Directors.
(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 11 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of stockholders regardless of whether or not such stockholder intends to or does conduct its own proxy solicitation with respect to such nomination.
(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a stockholder’s meeting, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation. In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public disclosure of the date of the meeting was made. In the case of a special meeting of stockholders, to be timely, a stockholder’s notice for nomination must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.
(c) To be in proper form, a stockholder’s notice to the Secretary shall set forth:
(i)	as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person for the past five years; (C) the class and number of the Corporation’s shares which are beneficially owned by such person; (D) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected as a director; (E) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (F) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

(ii)	As to the stockholder(s) giving the notice, (A) the name and record address for each such stockholder, (B) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s)
(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors of the Corporation. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 11, and if he or she should so determine, he or she shall so declare such determinate to the meeting and the defective nomination shall be disregarded.
Section 12. Notice of Stockholder Business.
(a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such proposal. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any business at any stockholder meeting (except for a stockholder nomination of a person for election as a director, which business is subject in its entirety to Article II, Section 11 hereof) regardless of whether or not such stockholder intends or seeks the inclusion of such proposal in the Corporation’s proxy statement for such meeting. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation. In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. In the case of a special meeting of stockholders, to be timely, a stockholder’s notice for nominations must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.

(b) To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address for each stockholder proposing such business, and (iii) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s) and any material interest of the stockholder in such business.
(c) No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine business was not properly brought before the meeting in accordance with this Section 12, and if he or she should so determine, he or she shall so declare such determination to the meeting and any such business shall not be transacted.

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